Exhibit 8.1

Consolidated Subsidiaries	Country of Incorporation	Name under which subsidiary or equity investee does business
Turktell Bilişim Servisleri A.Ş.	Türkiye	Turktell
Superonline İletişim Hizmetleri A.Ş.	Türkiye	Turkcell Superonline
Global Bilgi Pazarlama Danışmanlık ve Çağrı Servisi Hizmetleri A.Ş.	Türkiye	Turkcell Global Bilgi
Turkcell Satış A.Ş.	Türkiye	Turkcell Satış
Turkcell Teknoloji Araştırma ve Geliştirme A.Ş.	Türkiye	Turkcell Teknoloji
Kule Hizmet ve İşletmecilik A.Ş.	Türkiye	Global Tower
Turkcell Gayrimenkul Hizmetleri A.Ş.	Türkiye	Turkcell Gayrimenkul
Turkcell Finansman A.Ş.	Türkiye	Turkcell Finansman (or Financell)
Turkcell Ödeme ve Elektronik Para Hizmetleri A.Ş.	Türkiye	Turkcell Ödeme (or Paycell)
Turkcell Dijital Sigorta A.Ş.	Türkiye	Turkcell Dijital Sigorta
Turkcell Sigorta Aracılık Hizmetleri A.Ş.	Türkiye	Turkcell Sigorta
Turkcell Enerji Çözümleri ve Elektrik Satış Ticaret A.Ş.	Türkiye	Turkcell Enerji
Lifecell Dijital Servisler ve Çözümler A.Ş.	Türkiye	Lifecell Dijital Servisler
Lifecell TV Yayın ve İçerik Hizmetleri A.Ş.	Türkiye	Lifecell TV
Lifecell Müzik Yayın ve İletim A.Ş.	Türkiye	Lifecell Müzik
Turkcell Dijital Teknoloji Satış A.Ş.	Türkiye	Turkcell Dijital Teknoloji
Turkcell Dijital İş Servisleri A.Ş.	Türkiye	Turkcell Digital Business Services
Boyut Grup Enerji Elektrik Üretim İnş. San. ve Tic. A.Ş.	Türkiye	Boyut Enerji
Atmosware Teknoloji Eğitim ve Danışmanlık A.Ş.	Türkiye	Atmosware or Atmosware Teknoloji
TDC Veri Hizmetleri A.Ş.	Türkiye	TDC
Sofra Kurumsal ve Ödüllendirme Hizmetleri A.Ş.	Türkiye	Sofra
Turkcell Yeni Teknolojiler Girişim Sermayesi Yatırım Fonu	Türkiye	Turkcell GSYF
Paycell LLC*	Ukraine	Paycell LLC
CJSC Belarusian Telecommunications Network	Republic of Belarus	BeST
Beltower LLC	Republic of Belarus	Beltower
Lifetech LLC	Republic of Belarus	Lifetech
Kıbrıs Mobile Telekomünikasyon Limited	Turkish Republic of Northern Cyprus	Kıbrıs Telekom
Lifecell Digital Limited	Turkish Republic of Northern Cyprus	Lifecell Digital
Turkcell Dijital Teknolojileri Limited	Turkish Republic of Northern Cyprus	Turkcell Dijital Teknolojileri
East Asian Consortium B.V.	Netherlands	Eastasian
Lifecell Ventures B.V.	Netherlands	Lifecell Ventures
Yaani Digital B.V.	Netherlands	Yaani
BiP Digital Communication Technologies B.V.	Netherlands	BiP B.V.
Paycell Europe GmbH	Germany	Paycell Europe

Associates
Türkiye’nin Otomobili Girişim Grubu Sanayi ve Ticaret A.Ş.	Türkiye	Türkiye’nin Otomobili (or Togg)

* As of January 27, 2025, it was decided to liquidate Paycell LLC.